UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

Orbital ATK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45101 Warp Drive Dulles, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 406-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of the Orbital ATK, Inc. Executive Officer Incentive Plan

On May 4, 2016, Orbital ATK, Inc. (“Orbital ATK” or the “Company”) held its 2016 Annual Meeting of Stockholders, at which the Company’s stockholders approved the Orbital ATK, Inc. Executive Officer Incentive Plan (the “Incentive Plan”). The Incentive Plan had previously been approved by the Compensation and Human Resources Committee of Orbital ATK’s Board of Directors (the “Committee”) in February 2016, subject to stockholder approval. The Incentive Plan is designed to

•
provide cash incentive compensation to Orbital ATK’s executive officers in accordance with Orbital ATK’s performance-based compensation principles by directly relating awards payable under the Incentive Plan to Company, business unit and/or individual performance; and

•	ensure that payments of cash incentive compensation will be fully deductible by Orbital ATK under Section 162(m) of the Internal Revenue Code.

The Committee administers the Incentive Plan and determines the performance goals for each performance period, according to the terms of the Incentive Plan. Participation in the Incentive Plan is limited to Orbital ATK’s executive officers. A participant who is a “Covered Employee,” as defined in Section 162(m) of the Internal Revenue Code, may not receive more than $5,000,000 under the Incentive Plan in any fiscal year. No awards may be granted under the Incentive Plan after May 4, 2021, which is five years after Orbital ATK’s stockholders approved the Incentive Plan.

This description of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached to this report as Exhibit 10.1 and is hereby incorporated by reference.

Item 5.03. Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2016, the Board of Directors of Orbital ATK approved an amendment and restatement of Orbital ATK’s Bylaws. The primary purpose of the amendments to the Bylaws is to eliminate certain corporate governance requirements that are no longer applicable following the Company’s Annual Meeting of Stockholders on May 4, 2016 (the “2016 Annual Meeting”). The deleted provisions had been mandated by the Transaction Agreement relating to the merger of the Company and Orbital Sciences Corporation.

The amendments to the Bylaws also include immaterial edits and a minor technical change requiring that a director’s notice of resignation be submitted to both the Chairman of the Board and the Secretary of the Company.

The foregoing description of the amended and restated bylaws of Orbital ATK does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the amended and restated bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Orbital ATK held its Annual Meeting of Stockholders on May 4, 2016. The stockholders voted upon the following proposals: (1) election of 15 directors, (2) advisory vote to approve executive compensation, (3) approval of the Orbital ATK, Inc. Executive Officer Incentive Plan, (3) approval of the Orbital ATK, Inc. 2016 Employee Stock Purchase Plan, and (5) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The final voting results are set forth below.

Proposal 1:  Election of Directors. The 15 nominees for election to the Board of Directors were elected to serve until the 2017 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
Kevin P. Chilton	45,464,944	2,845,589	168,697	5,826,450

Roxanne J. Decyk	47,956,305	340,891	182,034	5,826,450

Martin C. Faga	45,433,315	2,854,056	191,859	5,826,450

Lennard A. Fisk	47,946,502	346,779	185,949	5,826,450

Ronald R. Fogleman	46,833,872	1,460,047	185,311	5,826,450

Robert M. Hanisee	45,280,196	3,010,247	188,787	5,826,450

Ronald T. Kadish	45,442,426	2,856,830	179,974	5,826,450

Tig H. Krekel	47,908,706	386,577	183,947	5,826,450

Douglas L. Maine	45,348,814	2,958,526	171,890	5,826,450

Roman Martinez IV	45,248,517	3,048,595	182,118	5,826,450

Janice I. Obuchowski	47,887,316	403,683	188,231	5,826,450

James G. Roche	48,043,925	253,900	181,405	5,826,450

Harrison H. Schmitt	48,069,252	240,456	169,522	5,826,450

David W. Thompson	48,087,077	277,416	114,737	5,826,450

Scott L. Webster	48,072,762	247,298	159,170	5,826,450

Proposal 2:  Advisory Vote to Approve Executive Compensation. The compensation of Orbital ATK’s “named executive officers,” as disclosed in the Company’s proxy statement dated March 25, 2016, was approved, on an advisory basis, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
46,731,985	1,468,525	278,720	5,826,450

Proposal 3:  Approval of the Orbital ATK, Inc. Executive Officer Incentive Plan. The Orbital ATK, Inc. Executive Officer Incentive Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
46,368,080	1,855,348	255,802	5,826,450

Proposal 4:  Approval of the Orbital ATK, Inc. 2016 Employee Stock Purchase Plan. The Orbital ATK, Inc. 2016 Employee Stock Purchase Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
47,953,641	458,274	67,315	5,826,450

Proposal 5:  Ratification of Appointment of Independent Registered Accounting Firm. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as Orbital ATK’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
53,419,512	748,805	137,363	—

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Orbital ATK, Inc.
10.1	Orbital ATK, Inc. Executive Officer Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2016		ORBITAL ATK, INC.
	By:	/s/ Thomas E. McCabe
	Name:	Thomas E. McCabe
	Title:	Senior Vice President, General Counsel and Secretary